As filed with the Securities and Exchange Commission on July 12,
         1995.
                                                                33-5186
                                                                811-4651

                                    SCHEDULE 14A
                                   (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. ___)

         Filed by the Registrant                      [X]
         Filed by a Party other than the Registrant   [ ]

         Check the appropriate box:

         [X]  Preliminary proxy statement
                                           [ ]  Confidential, for Use of
                                                the Commission Only (as
                                                permitted by Rule 14a-
                                                6(e)(2)
         [ ]  Definitive proxy statement
         [ ]  Definitive additional materials
         [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            JOHN HANCOCK STRATEGIC SERIES

                  (Name of Registrant as Specified in Its Charter)



         (Name of Person(s) Filing Proxy Statement, if other than
         Registrant)

         Payment of filing fee (Check the appropriate box):

         [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         [ ]  Fee computed on table below per Exchange Act Rules
              14a-6(i)(4) and 0-11.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

[Letterhead]
John Hancock Funds
A Global Investment Managment Firm
                                                           101 Huntington Avenue
                                                Boston, Massachusetts 02199-7603

                                                                 August 11, 1995

Dear Fellow Shareholder:

         In the nearly four years that the John Hancock Independence Diversified Core Equity Fund ("the Fund") has been in existence, we have successfully delivered competitive investment returns. Our intention now is to market the Fund to a broad universe, as is the case for our other established retail mutual funds. This will enable us to attract additional assets, which will benefit all shareholders.

         To achieve this, the Trustees have determined that the Fund's minimum initial investment requirement should be lowered to $1,000. The Trustees also approved the activation of the Fund's existing 12b-1 distribution plan and the establishment of a second class (Class B) of Fund shares. As a result of these enhancements, we are proposing certain changes. These proposals are outlined in greater detail in your proxy statement and have been carefully reviewed by your Fund's Board of Trustees, which is responsible for protecting your interests as a shareholder. Here is a brief summary:

         1) Proposed Investment Management Contract. A fund's management fee pays for expenses associated with providing portfolio advisory services to the fund. The Adviser must continue to keep abreast of new types of securities, as well as monitor the ever increasing complexity of the securities market. The Trustees are recommending that you vote for an increase in the investment advisory fee currently paid by the Fund. In considering this proposal, your Trustees considered the investment management fees and expense ratios of the mutual fund industry in general, as well as those of comparable funds.

         2) Proposed Subadvisory Contract. Your Trustees are also recommending that you vote for an increase in the subadvisory fee currently paid by the Adviser. This will allow the Subadvisor to continue to offer the highest levels of expertise and to retain and attract capable personnel to serve the Fund. The Fund does not pay the subadvisory fee, so this increase will have no impact on the expenses you bear as a shareholder.

Your Vote Is Important!

         At a special meeting of shareholders to be held on August 31, 1995 at 9:00 a.m., you will be asked to approve the changes noted above. Your Board of Trustees recommends that you vote in favor of all proposals.

         We urge you to exercise your right as a shareholder and vote by completing, signing and returning the enclosed proxy ballot form to us immediately. Your prompt response will help avoid the necessity for additional mailings at your Fund's expense. This is extremely important, no matter how many shares you own. For your convenience, we have provided a postage-paid envelope.

         If you have questions, please call your Financial Advisor or a John Hancock Funds Customer Service Representative at 1-800-225-5291, Monday through Friday between 8:00 a.m. and 8:00 p.m. Eastern time. Thank you for your prompt attention to these important matters.

                                             Sincerely,

                                             /s/ Edward J. Boudreau, Jr.
                                             Edward J. Boudreau, Jr.

                                             Chairman and CEO

25PXL  7/95
- -----------------------------------------------------------[logo] John Hancock
John Hancock Advisers, Inc.                                 Financial Services
John Hancock Funds, Inc.*
John Hancock Investor Services Corporation
The Patriot Group, Inc.
John Hancock Advisers International, Ltd.
NM Capital Management, Inc.
Sovereign Asset Management Corporation

*Member of National Association of Securities Dealers, Inc.

             JOHN HANCOCK INDEPENDENCE DIVERSIFIED CORE EQUITY FUND
                              101 Huntington Avenue
                           Boston, Massachusetts 02199

                 ______________________________________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 ______________________________________________

                           To Be Held August 31, 1995


              A Special Meeting of Shareholders of John Hancock Independence Diversified Core Equity Fund (the "Fund"), a series of John Hancock Strategic Series (the "Trust") (telephone 1-800-225-5291), will be held at the office of the Trust located at 101 Huntington Avenue (across from the Colonnade Hotel), Boston, Massachusetts 02199, at 9:00 a.m., Boston time, on Thursday, August 31, 1995. The purpose of the meeting is to consider and act upon the following proposals:

              (1) To approve the terms of a new Investment Management Contract for the Fund. The new Contract includes an increase in the fee payable by the Fund for investment advisory services.

              (2) To approve the terms of a new Sub-advisory Contract for the Fund. At current asset levels, the new Contract includes an increase in the fee payable by the Fund's investment adviser for investment sub-advisory services. The Fund will not pay any part of the sub-advisory fee.

              (3) To transact other business that may properly come before the meeting or any adjournment of the meeting.

              Your Board of Trustees Recommends that You Vote in Favor of all Proposals.

              Shareholders of record as of the close of business on August 7, 1995 are entitled to vote at the meeting or any adjournment of the meeting. The Proxy Statement and form of proxy are being mailed to shareholders on or about August 11, 1995.

                                                      THOMAS H. DROHAN
                                                      Senior Vice President
                                                      and Secretary

         Boston, Massachusetts
         August 11, 1995

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

             JOHN HANCOCK INDEPENDENCE DIVERSIFIED CORE EQUITY FUND
                              101 Huntington Avenue
                           Boston, Massachusetts 02199
                               __________________

                                 PROXY STATEMENT

                                     GENERAL

              This statement is furnished in connection with the solicitation of proxies by the management of John Hancock Strategic Series (the "Trust"), which consists of John Hancock Independence Diversified Core Equity Fund (the "Fund"), John Hancock Utilities Fund and John Hancock Strategic Income Fund. The proxies will be used at the Special Meeting of the Fund's shareholders (the "Shareholder Meeting") to be held at the offices of the Trust located on the 2nd floor at 101 Huntington Avenue, Boston, Massachusetts on Thursday, August 31, 1995 at 9:00 a.m., Boston time. Proxies will be solicited by mail and may also be solicited in person or by telephone by officers, Trustees, directors and/or registered representatives of the Trust's principal distributor, John Hancock Funds, Inc. ("John Hancock Funds"); and by employees, officers and/or directors of the Fund's investment adviser and sub-adviser, John Hancock Advisers, Inc. (the "Adviser") and Independence Investment Associates, Inc. (the "Sub-adviser"), respectively, or the Fund's transfer agent, John Hancock Investor Services Corporation.

              The cost of preparing and mailing this Proxy Statement and the accompanying form of notice and proxy will be borne by the Adviser. The mailing address of the Trust is 101 Huntington Avenue, Boston, Massachusetts 02199. This Proxy Statement and form of proxy are being mailed to shareholders on or about August 11, 1995. The Fund's annual report for its 1994 fiscal year and subsequent semi-annual report, if any, may be obtained free of charge by writing to the Fund's transfer agent, John Hancock Investor Services Corporation ("Investor Services"), at P.O. Box 9116, Boston, Massachusetts 02205-9116, or by calling 1-800-225-5291.

              The address of both the Adviser and John Hancock Funds is 101 Huntington Avenue, Boston, Massachusetts 02199.

         Outstanding Shares and Voting Requirements

              The Board of Trustees has fixed the close of business on August 7, 1995 (the "Record Date") as the record date for determination of shareholders of the Fund entitled to notice of and to vote at the Shareholder Meeting. Shareholders of record on the Record Date are entitled to one vote per share at the Shareholder Meeting or any
         adjournment of the meeting. On the Record Date,              shares of
         beneficial interest of the Fund were outstanding.

              To the knowledge of the Trust, the following persons owned beneficially or of record more than 5% of the outstanding shares of the Fund on the Record Date:

                                       No. of         Percentage
         Name and Address              Shares         of Fund
         ----------------              ------         ----------

                                          PROPOSAL 1

                          APPROVAL OF THE TERMS OF A NEW INVESTMENT
                               MANAGEMENT CONTRACT FOR THE FUND

         Status of the Existing Investment Management Contract

              The Trust, on behalf of the Fund, has entered into an Investment Management Contract dated January 1, 1994 (the "Existing Management Contract") with the Adviser. Shareholders of the Fund approved the Existing Management Contract at a meeting held on September 21, 1993. The purpose of submitting the Existing Management Contract for shareholder approval at this meeting was to obtain their approval of changes to the Contract which eliminated the requirement that the Fund pay the compensation of certain officers of the Trust and changed the frequency of payments of the management fee from quarterly to monthly. The shareholders also approved certain modernizing changes to the Existing Management Contract at that meeting. The Existing Management Contract was most recently approved by the Trust's Board of Trustees, including the Trustees who are not "interested persons" (the "Independent Trustees") as defined in the Investment Company Act of 1940 (the "1940 Act"), on May 1, 1995.

              Pursuant to the Existing Management Contract and subject to the supervision and approval of the Board of Trustees, the Adviser is responsible for using its best efforts to provide the Fund with continuing and suitable investment programs, consistent with the Fund's investment policies, objectives and restrictions. Specifically, the Adviser is required to: (a) furnish the Fund with advice regarding policy decisions and the purchase, holding and disposition of portfolio securities; (b) submit reports to the Trustees as to the valuation of the Fund's assets and as to other subjects; (c) assist the Fund in any negotiations relating to the Fund's investments; (d) place orders for the purchase and sale of portfolio securities; (e) provide office space and equipment and executive and clerical personnel necessary for the administration of the Fund's affairs; (f) maintain certain Fund records; (g) instruct the Fund's custodian; and (h) oversee the performance of the Fund's custodian, transfer agent and other similar agents. In addition, the Adviser agrees, from time to time or at any time requested by the Trustees, to furnish the Trustees with reports as to the Adviser's performance under the Existing Management Contract.

              By its terms, the Existing Management Contract continues in effect automatically until May 31, 1996 and for successive annual periods thereafter, provided that the continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities and provided further that, in either event, the continuance is also approved by a majority of the Trust's Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on this approval. The Existing

         Management Contract is terminable, without penalty, on not less than 60 days' notice by the Trust's Board of Trustees, by vote of holders of a majority of the Fund's shares, or by the Adviser. The Existing Management Contract terminates automatically in the event of its "assignment" (as defined in the 1940 Act).

              The Existing Management Contract provides that the Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which the Existing Management Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under the Contract.

              Under the Existing Management Contract, the Adviser may appoint and employ one or more sub-advisers that are satisfactory to the Fund. The Adviser has entered into a sub-investment management contract (the "Existing Sub-advisory Contract") with the Sub-adviser, which is described in Proposal 2 of this Proxy Statement.

              The Adviser is a wholly-owned subsidiary of The Berkeley Financial Group ("The Berkeley Group"), which is a wholly-owned subsidiary of John Hancock Asset Management, which is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which is a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company (the "Life Company"). The address of the Life Company, John Hancock Subsidiaries, Inc. and John Hancock Asset Management is John Hancock Place, Boston, Massachusetts 02117. The address of The Berkeley Group is 101 Huntington Avenue, Boston, Massachusetts 02199. The directors of the Adviser and their principal occupations or employment are set forth below under "Directors of the Adviser and Sub-adviser."

         Proposed Investment Management Contract

              At a meeting of the Trust's Board of Trustees held on May 1, 1995, the Trustees, including all of the Independent Trustees, approved, and voted to recommend that the shareholders of the Fund approve, a proposal to adopt a new Investment Management Contract between the Trust, on behalf of the Fund, and the Adviser (the "Proposed Management Contract"). The terms of the Proposed Management Contract would increase the investment advisory fee currently paid by the Fund under the Existing Management Contract, as further described below. All other provisions (excluding dates) would remain the same as in the Existing Management Contract. The terms of the Proposed Management Contract are being submitted under this Proposal for approval by shareholders of the Fund.

              For a copy of the Proposed Management Contract, see Exhibit A attached to this Proxy Statement. The description of the Proposed Management Contract contained in the text of this Proxy Statement is qualified in its entirety by Exhibit A.

              The Fund currently has a $250,000 minimum initial investment requirement, subject to certain limited exceptions. The Trustees have determined that the Fund's minimum initial investment requirement should be reduced to $1,000 and that shares of the Fund should be marketed to retail investors. Accordingly, at a meeting held on May 1, 1995, the Trustees approved the activation of the Fund's existing Rule 12b-1 distribution plan, effective as of September 1, 1995. Under this plan, the Fund will be able to reimburse its principal underwriter for distribution and service expenses incurred in connection with shares of the Fund at an annual rate of up to 0.30% of the Fund's average net assets attributable to shares covered by the Plan; provided, that no more than 0.25% may be paid for service expenses.

              At their meeting on May 1, 1995, the Trustees also established a second class (Class B) of shares of the Fund and adopted a Rule 12b-1 distribution plan for this class of shares. Class B shares of the Fund may be issued beginning on September 1, 1995, and the distribution plan covering these shares will become effective on that date. All shares of the Fund that are outstanding prior to September 1, 1995 will be designated as Class A shares and, beginning on September 1, 1995, will be subject to the distribution plan described in the preceding paragraph. Under the distribution plan covering Class B shares, the Fund will be able to reimburse its principal underwriter for distribution and service expenses incurred in connection with Class B shares of the Fund at an annual rate of up to 1.00% of the Fund's average net assets attributable to Class B shares; provided, that no more than 0.25% may be paid for service expenses.

              The size of the Fund has been greatly reduced recently, due to the movement of institutional investors from the Fund to a similar mutual fund that is part of a recently established institutional family of funds managed by the Adviser. The Trustees expect that the actions described in the two preceding paragraphs will result in a significant increase in the Fund's net assets. The Adviser believes that the proposed fee increase will allow it and the Sub-adviser (see Proposal 2 below) to continue to offer the highest levels of expertise and to retain and attract capable personnel to serve the Fund.

              UNDER THE EXISTING MANAGEMENT CONTRACT, the Fund pays the Adviser a monthly fee that is equal on an annual basis to 0.50% of the Fund's average daily net assets.

              UNDER THE PROPOSED MANAGEMENT CONTRACT, the Fund would pay the Adviser a monthly fee that is equal on an annual basis to a stated percentage of the Fund's average daily net assets as follows:

                       Net Asset Value                      Annual Rate

                 First $750,000,000.......................    0.75%
                 Amount over $750,000,000.................    0.70%

                 On the Record Date, the Fund had net assets of [$_________.]

              The Adviser acts as investment adviser to certain investment companies that have investment objectives similar to the Fund's objective of seeking above average total return. These investment companies, their asset sizes and the rates of compensation that they pay to the Adviser are listed on Schedule I to this Proxy Statement.

         Analysis of the Proposed Management Contract and Review Process of Trustees

              The Trustees have determined that the terms of the Proposed Management Contract, including the increase in the investment management fee, are fair and reasonable. In approving the Proposed Management Contract and recommending its approval by the shareholders, the Trustees, including the Independent Trustees, considering the best interests of the Fund's shareholders, took into account all such factors as they deemed relevant. The factors considered by the Independent Trustees included the nature, quality and scope of the services provided to the Fund; the increased research needed to keep abreast of new types of securities and the globalization and generally greater complexity of the securities markets; the increased scope and complexity of administering investment companies; the necessity of the Adviser's maintaining and enhancing its ability to retain capable sub-advisers for the Fund and the increased competition for high quality investment management personnel and sub-advisers; the investment record of the Adviser in supervising the management of the Fund and managing other John Hancock mutual funds; comparative information concerning similar investment companies with respect to investment performance, the levels of investment management fees and expense ratios in the industry generally; the revenues and allocated expenses (including the methods of allocation) of the Adviser in connection with its performance of services under the Proposed Management Contract; possible benefits other than the investment management fee which the Adviser and its affiliates derive from their relationship with the Fund and the financial resources of the Adviser.

              In evaluating the Proposed Management Contract, the Trustees relied on their ongoing review of the Adviser's activities on behalf of the Fund and were also provided extensive additional specific data and analyses by the Adviser. The Trustees considered information obtained from Lipper Analytical Services, Inc. relating to the investment management fees and total expenses paid by other investment companies comparable to the Fund. In addition, the Trustees considered that, effective on September 1, 1995, the Fund's existing Rule 12b-1 distribution plan will be activated and the Fund will implement a new class of shares with its own Rule 12b-1 plan, as described above. Throughout the review process, the Independent Trustees were advised by their independent legal counsel, who was not counsel to the Fund, the Adviser or the Sub-adviser.

              Set forth below is a comparative fee table showing the amount of fees and expenses payable under the Existing Management Contract and the amount of fees and expenses the Fund's Class A shareholders (includes all current shareholders) will pay if the Proposed Management Contract, including the increase in the investment management fee, goes into effect. The Trustees reviewed this and related data in considering the Proposed Management Contract.

+------------------------------------------------------------------------------+
|                             COMPARATIVE FEE TABLE                            |
|                                                                              |
|Annual Fund Operating Expenses                                                |
|  (as a percentage of average net assets)                                     |
|                                                                              |
+------------------------------------------------------------------------------+
|                                                               Fees With      |
|                                             Fees With         Proposed       |
|                                             Existing        Management Fee   |
|                                           Management Fee   (Class A Shares)  |
|                                           --------------   ----------------  |
|                                                                              |
|Management Fee......................            0.50%            0.58%*       |
|                                                                              |
|12b-1 Fees..........................            0.30%            0.30%        |
|                                                                              |
|Other Expenses......................            0.42%            0.42%        |
|                                                                              |
|Total Fund Operating Expenses.......            1.22%            1.30%*       |
|                                                                              |
|_______________                                                               |
|* The management fee and total operating expenses shown for Class A shares | | under the proposed fee structure reflect the Adviser's agreement to limit |
|  Class A share expenses to 1.30% of the first $100 million of the Fund's     |
|  average daily net assets. If this agreement were not in place, the          |
|  management fee and total operating expenses for Class A shares under the    |
|  proposed fee structure would be 0.75% and 1.47%, respectively.              |
|                                                                              |
|                                                                              |
|Example                                                                       |
|                                                                              |
|The following example illustrates the expenses on a $1,000 investment under | |the existing and proposed fees and the expenses stated above, assuming (1) a | |5% annual return and (2) redemption at the end of each time period. The | |example does not reflect the payment of a sales charge because investors did | |not pay sales charges in connection with their existing investments in the | |Fund. Investments made on or after September 1, 1995 will be subject to a |
|sales charge.                                                                 |
|                                                    Fees With                 |
|                         Fees With            Proposed Management Fee         |
|                  Existing Management Fee        (Class A Shares)             |
|                  -----------------------     -----------------------         |
|                                                                              |
|1 year                     $ 12                      $ 13                     |
|3 years                    $ 39                      $ 41                     |
|5 years                    $ 67                      $ 71                     |
|10 years                   $148                      $157                     |
|                                                                              |
|  The purpose of this example and the table is to assist investors in         |
|understanding the various costs and expenses of investing in shares of the | |Fund. The example above should not be considered a representation of past or | |future expenses of the Fund. Actual expenses may vary from year to year and |
|may be higher or lower than those shown above.                                |
+------------------------------------------------------------------------------+
|                                                                              |
+------------------------------------------------------------------------------+

                 Set forth below are: (1) the Fund's investment management fee expressed as a dollar amount for the Fund's fiscal year ending May 31, 1995; (2) the pro forma fee expressed as a dollar amount which assumes that the Proposed Management Contract was in effect during the year; and (3) the difference between the actual and pro forma fee figures, expressed both as a dollar amount and as a percentage of the Fund's actual management fee for the year. The Trustees reviewed this data in considering the Proposed Management Contract.

                            Investment Management Fee
                ------------------------------------------------
                                      Pro
                 Actual              Forma            Difference

                $457,613            $747,432           $289,819
                                                          63%

                 The Independent Trustees also considered specific information provided by the Adviser relating to the revenues, expenses and profitability attributable to the management of the Fund in the John Hancock fund complex. The Adviser advised the Independent Trustees that the data presented was based on internal allocations of costs and revenues pursuant to methods which the Adviser believed to be reasonable. However, different allocation methods might have produced different results. The Independent Trustees also considered comparative information relating to the profitability of other investment company investment managers. The following table reflects, for the three years ending December 31, 1994, management fees received, operating expenses and net income of the Adviser for all John Hancock funds. The Trustees reviewed this data in considering the Proposed Management Contract.

                                                1994           1993           1992
           Management fee income for
            all John Hancock funds
           (net of fee reductions and
            expense limitations) .....   $48,791,575    $39,183,829    $24,586,054

           Operating expenses directly
            attributable to management
            fee income ...............   $ 6,146,068    $ 5,469,565    $ 3,736,996

           Net management fee income
            (before provision for
            federal income taxes) ....   $42,645,507    $33,714,264    $20,849,058

           Profit margin before
            federal income taxes .....          87.4%          86.0%          84.8%

           Total net management fee
            income as a percentage of
            average net assets under
            management ...............          0.43%          0.40%          0.38%

                 For funds in the John Hancock fund complex other than certain closed-end and money market funds, John Hancock Funds, a subsidiary of the Adviser, received during the years ended December 31, 1992, 1993 and 1994 distribution plan fees of $18,229,941, $25,868,038 and
           $28,925,841, respectively, and incurred related expenses of $6,646,492, $11,843,728 and $13,314,971, respectively; and Investor
           Services, an affiliate of the Adviser, received during 1992, 1993 and 1994 transfer agency fees of $15,235,004, $20,770,366 and
           $23,528,596, respectively, and incurred related expenses of $6,026,088, $8,126,183 and $9,268,894, respectively.

                 In addition to the information summarized in the preceding discussion, the Independent Trustees reviewed and evaluated other facts and information deemed by them to be relevant to their consideration of the Proposed Management Contract. For example, the Independent Trustees also considered benefits that may accrue to the Adviser or its affiliated companies by virtue of their association with the Fund and other funds in the John Hancock fund complex. These "spin off" benefits may include, among others, the placement of Fund portfolio transactions through broker-dealers that are affiliated with the Adviser, the provision of transfer agency services to certain of the funds in the John Hancock fund complex and the promotion to shareholders of the Fund of various other products and services offered by the Adviser and its affiliated companies.

           Trustees' Evaluation and Recommendation

                 THE TRUSTEES RECOMMEND THAT SHAREHOLDERS APPROVE THE PROPOSED MANAGEMENT CONTRACT INCLUDING AN INCREASE TO THE INVESTMENT MANAGEMENT FEE.

                 If the Proposed Management Contract is approved by the Fund's shareholders, it will take effect on September 1, 1995. If the Proposed Management Contract is not approved by the Fund's shareholders, the Existing Management Contract will continue in accordance with its terms.

           Vote Required

                 Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which means the lesser of (1) 67 percent or more of the shares of the Fund represented at the Shareholder Meeting, if at least 50 percent of all outstanding shares of the Fund are represented at that meeting; or (2) 50 percent or more of the outstanding shares of the Fund entitled to vote at the meeting.

                                  (Proposal 2)
              APPROVAL OF THE TERMS OF A NEW SUB-ADVISORY CONTRACT
                                  FOR THE FUND


           Status of the Existing Sub-advisory Contract

                 The Trust, on behalf of the Fund, has entered into a Sub-advisory Contract dated January 1, 1994 (the "Existing Sub-advisory Contract") with the Adviser and the Sub-adviser. Shareholders of the Fund approved the Existing Sub-advisory Contract at a meeting held on September 21, 1993. The purpose of submitting the Existing Sub-advisory Contract for shareholder approval at that meeting was to obtain their approval of changes to the Contract which incorporated the terms of a fee reduction by the Sub-adviser that had been in effect prior to the meeting and changed the frequency of payments of the sub-advisory fee from quarterly to monthly. The shareholders also approved certain modernizing changes to the Existing Sub-advisory Contract at that meeting. The Existing Sub-advisory Contract was most recently approved by the Trust's Board of Trustees, including the Independent Trustees, on May 1, 1995.

                 Pursuant to the Existing Sub-advisory Contract, the Sub-adviser, subject to the review of the Trustees and the overall supervision of the Adviser, is required to use its best efforts to provide the Fund with continuing and suitable investment advice with respect to investments. Specifically, the Sub-adviser is required to: (a) give the Adviser and the Fund advice and recommendations regarding the purchase, holding and disposition of portfolio securities, (b) give the Adviser and the Fund advice as to the manner in which voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets will be exercised, (c) give the Adviser and the Fund research, economic and statistical data in connection with the Fund's investments and investment policies, (d) submit such reports relating to the valuation of the Fund's portfolio securities as the Adviser may reasonably request, (e) engage in negotiations relating to the Fund's investments, (f) place orders for the purchase and sale of portfolio securities, (g) maintain and preserve the records required by the 1940 Act to be maintained by the Sub-adviser, (h) instruct the Fund's custodian, and (i) from time to time or at any time requested by the Adviser or the Trustees, make reports to the Adviser or the Trust of its performance under the Contract.

                 By its terms, the Existing Sub-advisory Contract continues in effect automatically until May 31, 1996 and for successive annual periods thereafter, provided that the continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or
           (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities and provided further that, in either event, the continuance is also approved by a majority of the Trust's Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. The Existing Sub-advisory Contract is terminable, without penalty, on not less than 60 days' notice by the Trust's Board of Trustees, by vote of holders of a majority of the Fund's shares, or by the Adviser or the Sub-adviser. The Existing Sub-advisory Contract terminates automatically in the event of its "assignment" (as defined in the 1940 Act).

                 Under the Existing Sub-advisory Contract, the Sub-adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the Adviser in connection with the matters to which such contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-adviser's part in the performance of its duties or from reckless disregard by the Sub-adviser of its obligations and duties under the contract.

                 The Sub-adviser is a wholly-owned subsidiary of John Hancock Asset Management, which is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which is a wholly-owned subsidiary of the Life Company. The address of the Sub-adviser is 53 State Street, Boston, Massachusetts 02109. The directors of the Sub-adviser and their principal occupations or employment are set forth below under "Directors of the Adviser and Sub-adviser."

           Proposed Sub-advisory Contract

                 At a meeting of the Trust's Board of Trustees held on May 1, 1995, the Trustees, including all of the Independent Trustees, approved, and voted to recommend that the shareholders of the Fund approve, a proposal to adopt a new Sub-advisory Contract among the Trust on behalf of the Fund, the Adviser and the Sub-adviser (the "Proposed Sub-advisory Contract"). The terms of the Proposed Sub-advisory Contract would increase the sub-advisory fee currently paid by the Adviser under the Existing Sub-advisory Contract, as further described below. All other provisions (excluding dates) would remain the same as in the Existing Sub-advisory Contract. The terms of the Proposed Sub-advisory Contract are being submitted under this Proposal for approval by shareholders of the Fund.

                 For a copy of the Proposed Sub-advisory Contract, see Exhibit B attached to this Proxy Statement. The description of the Proposed Sub-advisory Contract contained in the text of this Proxy Statement is qualified in its entirety by Exhibit B.

                 As described in Proposal 1, the Trustees have determined that the Fund should take certain actions that they believe will result in a significant increase in the Fund's net assets. The Adviser and the Sub-adviser believe that the proposed fee increases will allow them to continue to offer the highest levels of expertise and to retain and attract capable personnel to serve the Fund.

                 UNDER THE EXISTING SUB-ADVISORY CONTRACT, the Adviser pays the Sub-adviser a monthly fee based on a stated percentage of the Fund's average daily net assets, as follows:

                 (a) While the Fund's average daily net assets are below or
           equal to $30 million and are:             the fee shall be

                 between $0 and $10 million:         0% of average daily
                                                        net assets
                 between $10 million and
                   $20 million:                      0.15% of average daily
                                                        net assets
                 between $20 million and
                   $30 million:                      0.225% of average daily
                                                        net assets

                 (b) While the Fund's average daily net assets exceed $30 million, the fee shall be as follows:

                 0.30% of average daily net assets up to $50 million;
                 plus 0.35% of average daily net assets, if any, between $50 million and $100 million;
                 plus 0.40% of average daily net assets, if any, over $100
                   million.

                 UNDER THE PROPOSED SUB-ADVISORY CONTRACT, the Adviser would pay the Sub-adviser a quarterly fee at the annual rate of 55% of the management fee paid by the Fund to the Adviser for the preceding three months.

                 Under the Proposed Sub-advisory Contract, the sub-advisory fee would be increased from 0.225% to 0.4125% of the Fund's average daily net assets, assuming net assets of $30 million; from 0.30% to 0.4125%, assuming net assets of $50 million; and from 0.325% to 0.4125%, assuming net assets of $100 million. On the Record Date, the Fund had net assets of $_______.

           Analysis of the Proposed Sub-advisory Contract and Review Process of Trustees

                 The Trustees have determined that the terms of the Proposed Sub-advisory Contract, including the increase in the sub-advisory fee, are fair and reasonable. In approving the Proposed Sub-advisory Contract and recommending its approval by the shareholders, the Trustees, including the Independent Trustees, considered the best interests of the Fund's shareholders and took into account all the factors they deemed relevant. These factors included the nature, quality and scope of the services provided by the Sub-adviser to the Fund; the increased research needed to keep abreast of new types of securities and the globalization and generally greater complexity of the securities markets; the necessity of the Sub-adviser's maintaining and enhancing its ability to retain capable personnel and the increased competition for high quality investment management personnel; the investment record of the Sub-adviser in managing the Fund and certain private accounts; comparative information concerning similar investment companies with respect to investment performance, the levels of sub-advisory fees and expense ratios in the industry generally; possible benefits, other than the sub-investment management fee that the Sub-adviser and its affiliates derive from their relationship with the Fund; the financial resources of the Sub-adviser and the fact that the sub-advisory fee of the Fund has never been increased.

                 In evaluating the Proposed Sub-advisory Contract, the Trustees relied on their ongoing review of the Sub-adviser's activities on behalf of the Fund and were also given additional specific data and analyses by the Sub-adviser. The Trustees considered information obtained from Lipper Analytical Services, Inc. relating to the sub-advisory fees and total expenses paid by other investment companies comparable to the Fund, as well as all the information described in Proposal 1 with respect to the Proposed Management Contract. Throughout the review process, the Independent Trustees were advised by their independent legal counsel, who was not counsel to the Fund, the Adviser or the Sub-adviser.

                 Set forth below are: (1) the sub-advisory fee that the Adviser paid to the Sub-adviser with respect to the Fund, expressed as a dollar amount for the Fund's fiscal year ending May 31, 1995; (2) the pro forma fee expressed as a dollar amount which assumes that the Proposed Sub-advisory Contract was in effect during the year; and (3) the difference between the actual and pro forma fee figures, expressed both as a dollar amount and as a percentage of the Sub-adviser's actual sub-advisory fee for the year. The Trustees reviewed this data in considering the Proposed Sub-advisory Contract.

                                   Sub-advisory Fee
                   --------------------------------------------------
                                          Pro
                     Actual              Forma             Difference

                    $290,249            $411,087           $120,838
                                                              42%

                 The Independent Trustees also considered the profitability of the Sub-adviser attributable to the management of the Fund.

                 In addition to the information summarized in the preceding discussion, the Independent Trustees reviewed and evaluated other facts and information that they deemed to be relevant to their consideration of the Proposed Sub-advisory Contract. For example, the Independent Trustees also considered benefits that may accrue to the Sub-adviser or its affiliated companies by virtue of their association with the Fund. These "spin off" benefits may include, among others, the placement of Fund portfolio transactions through broker-dealers that are affiliated with the Sub-adviser, the provision of transfer agency services to certain of the funds in the John Hancock fund complex, and the promotion to Fund shareholders of various other products and services offered by the Sub-adviser and its affiliated companies.

           Trustees' Evaluation and Recommendation

                 THE TRUSTEES RECOMMEND THAT SHAREHOLDERS APPROVE THE PROPOSED SUB-ADVISORY CONTRACT INCLUDING AN INCREASE TO THE SUB-ADVISORY FEE PAYABLE BY THE ADVISER.

                 If the Proposed Sub-advisory Contract is approved by the Fund's shareholders, it will take effect on September 1, 1995. If the Proposed Sub-advisory Contract is not approved by the Fund's shareholders, the Existing Sub-advisory Contract will continue in accordance with its terms.

           Vote Required

                 Approval of the Proposed Sub-advisory Contract requires the affirmative vote of a majority of the Fund's outstanding voting securities, as defined in Proposal 1.

                _________________________________________________

                        DIRECTORS OF THE ADVISER AND SUB-ADVISER

                 Edward J. Boudreau, Jr., Chairman and Chief Executive Officer, and William C. Fletcher, President and Chief Executive Officer, are the principal executive officers of the Adviser and the Sub-adviser, respectively. Their principal occupations and addresses, as well as those of the other Directors of the Adviser and the Sub-adviser, are set forth below.

           Directors of the Adviser
           Edward J. Boudreau, Jr.        Chairman and Chief Executive Officer, the
           101 Huntington Avenue          Adviser and The Berkeley Group;
           Boston, MA 02199               Chairman, John Hancock Advisers
                                          International Ltd., John Hancock Funds
                                          and Investor Services (collectively, the
                                          "Affiliated Companies"); Chairman, NM Capital
                                          Management, Inc., Sovereign Asset Management
                                          Corporation and First Signature Bank & Trust.

           Stephen L. Brown               Chairman and Chief Executive Officer, the
           John Hancock Place             Life Company; Director, the Adviser and
           Boston, MA 02117               the Affiliated Companies; Trustee, The Berkeley
                                          Group and John Hancock Asset Management.

           Foster L. Aborn                Vice Chairman, Director and President, Investment and
           John Hancock Place             Pension Sector, the Life Company; Director,
           Boston, MA 02117               the Adviser, the Sub-adviser, Investor
                                          Services, John Hancock Funds, John Hancock
                                          Subsidiaries, Inc., Hancock Venture Partners,
                                          Inc., John Hancock Capital Growth Management,
                                          Inc., John Hancock Capital Corp. and John
                                          Hancock Freedom Securities Corp.; Trustee, The
                                          Berkeley Group and John Hancock Asset
                                          Management.


                                             -14-

           Richard S. Scipione            Director, the Adviser, NM Capital Management,
           John Hancock Place             Inc., Sovereign Asset Management Corporation
           Boston, MA 02117               and the Affiliated Companies; General Counsel,
                                          the Life Company; Trustee, The Berkeley Group.

           Thomas E. Moloney              Chief Financial Officer, the Life Company;
           John Hancock Place             Director, the Adviser and the Affiliated
           Boston, MA 02117               Companies; Trustee, The Berkeley Group.

           John M. DeCiccio               Senior Vice President, Investment Policy
           John Hancock Place             and Research, the Life Company; Director,
           Boston, MA 02117               the Adviser and the Affiliated Companies;
                                          Trustee, The Berkeley Group.

           Jeanne M. Livermore            Senior Vice President, Group Pension Guaranteed
           John Hancock Place             and Stable Value Products, the Life Company;
           Boston, MA 02117               Director, the Adviser and the Affiliated
                                          Companies; Trustee, The Berkeley Group.

           John Goldsmith                 Chairman and Chief Executive Officer, John
           One Beacon Street              Hancock Freedom Securities Corp.; Director, the
           Boston, MA 02108               Adviser and the Affiliated Companies; Trustee,
                                          The Berkeley Group.

           Richard O. Hansen              Vice President, Managerial Department, the Life
           John Hancock Place             Company; Director, the Adviser and the
           Boston, MA 02117               Affiliated Companies; Trustee, The Berkeley
                                          Group.

           William C. Fletcher            President and Director, the Sub-Adviser;
           53 State Street                Director, the Adviser, John Hancock Funds, Investor
           Boston, MA 02109               Services, Hancock Natural Resource Group, Inc.
                                          and John Hancock Energy Resources Management,
                                          Inc.; Trustee, President and Chief Executive
                                          Officer, John Hancock Asset Management; Trustee,
                                          The Berkeley Group.

           Robert G. Freedman             Vice Chairman and Chief Investment Officer, the
           101 Huntington Avenue          Adviser; Director, the Affiliated Companies,
           Boston, MA 02199               NM Capital Management, Inc. and Sovereign Asset
                                          Management Corporation; Senior Vice President,
                                          The Berkeley Group.

           Robert H. Watts                President, Chief Executive Officer and Director,
           John Hancock Place             John Hancock Distributors, Inc.; Director, the
           Boston, MA 02117               Adviser and the Affiliated Companies.


                                             -15-


           C. Troy Shaver, Jr.            President, Chief Executive Officer and Director,
           101 Huntington Avenue          John Hancock Funds; Director, the Adviser,
           Boston, MA 02199               NM Capital Management, Inc., Sovereign Asset
                                          Management Corporation and the Affiliated
                                          Companies.

           David A. King                  President, Chief Executive Officer and Director,
           101 Huntington Avenue          Investor Services; Director, the Adviser and the
           Boston, MA 02199               Affiliated Companies.

                 In addition to Messrs. Boudreau, Scipione and Freedman, the following persons are officers and/or directors of both the Trust and the Adviser: Anne C. Hodsdon, President of the Trust and President and Chief Operations Officer of the Adviser; Thomas H. Drohan, Senior Vice President and Secretary of both the Trust and the Adviser; James
           K. Ho, Senior Vice President of both the Trust and the Adviser; James
           B. Little, Senior Vice President and Chief Financial Officer of the Trust and Senior Vice President of the Adviser; Michael P. DiCarlo, Senior Vice President of both the Trust and the Adviser; Andrew F. St. Pierre, Senior Vice President of both the Trust and the Adviser; Frederick L. Cavanaugh, Jr., Senior Vice President of both the Trust and the Adviser; John A. Morin, Vice President of both the Trust and the Adviser; Susan S. Newton, Vice President, Assistant Secretary and Compliance Officer of the Trust and Vice President and Assistant Secretary of the Adviser; and James J. Stokowski, Vice President and Treasurer of the Trust and Vice President of the Adviser.


           Directors of the Sub-adviser
           William C. Fletcher            See "Directors of the Adviser" above for a
           53 State Street                description of Mr. Fletcher's principal
           Boston, MA 02109               occupations.

           Foster L. Aborn                See "Directors of the Adviser" above for a
           John Hancock Place             description of Mr. Aborn's principal
           Boston, MA 02117               occupations.

           Henry D. Shaw                  Director, the Sub-adviser; Senior Vice
           John Hancock Place             President, the Life Company.
           Boston, MA 02117

           John T. Farady                 Director, the Sub-adviser; Senior Vice
           John Hancock Place             President and Treasurer, the Life Company.
           Boston, MA 02117

           Lewis J. Kleinrock             Director, the Sub-adviser.
           11 Longwood Lane
           Walpole, MA 02081

           Joseph A. Tomlinson            Director, the Sub-adviser; Vice President,
           John Hancock Place             the Life Company.
           Boston, MA 02117


                            PROXIES AND VOTING AT THE SHAREHOLDER MEETING

                 Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Trust. In addition, although mere attendance at the meeting will not revoke a proxy, a shareholder present at the meeting may withdraw his or her proxy by notifying the Secretary, and vote in person. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in Proposals 1 and 2, and will use their best judgment in connection with the transaction of any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting.

                 In the event that, at the time any session of the Special Meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote the proxies that have been received to adjourn the Special Meeting to a later date. In the event that there is a quorum but there are not enough votes in favor of either of Proposals 1 and 2, the persons named as proxies will vote the proxies that they are entitled to vote in favor of the relevant Proposal for an adjournment and will vote the proxies required to be voted against the Proposal against an adjournment. A shareholder vote may be taken on one or more of the Proposals in the Proxy Statement prior to the adjournment if enough votes for its approval have been received and it is otherwise appropriate.

                 Shares of beneficial interest of the Fund represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the Proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will be treated as shares that are present and entitled to vote with respect to each Proposal, but will not be counted as a vote in favor of the Proposal. Accordingly, an abstention from voting on a Proposal has the same effect as a vote against the Proposal. As noted above, the adoption by the Fund's shareholders of Proposals 1 and 2 requires the affirmative vote of the lesser of (i) 67 percent or more of the Fund's outstanding voting securities present at the Special Meeting, if the holders of more than 50 percent of the Fund's shares of beneficial interest are present or represented by proxy; or (ii) 50 percent or more of the Fund's outstanding shares of beneficial interest. If a broker or nominee holding shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular Proposal, those shares will not be considered as present and entitled to vote with respect to the Proposal. Accordingly, a "broker non-vote" has no effect on the voting in determining whether a Proposal has been adopted pursuant to item (i) above. However, in determining whether a Proposal has been adopted pursuant to item (ii) above, because shares represented by a

           "broker non-vote" are considered outstanding shares, a "broker non-vote" will have the same effect as a vote against the Proposal.


                                  MISCELLANEOUS

         Affiliated Brokers

                 During the Fund's fiscal year ended May 31, 1995, the Fund paid no brokerage commissions to brokers affiliated with the Adviser or the Sub-adviser.

         Payments by the Fund to an Affiliate of the Adviser and the Sub-adviser

                 For the Fund's fiscal year ended May 31, 1995, the Fund paid transfer agency fees of $91,523 (0.10% of the Fund's average daily net assets for the year) to Investor Services, an affiliate of the Adviser and the Sub-adviser. It is expected that Investor Services will continue to provide transfer agency services to the Fund after the Shareholder Meeting.


         Trustee Share Ownership


                 On the Record Date, Edward Spellman and Dennis Aronowitz were the only Trustees who owned shares of the Fund. On such date, Messrs. Spellman and Aronowitz owned _____ and _____ shares, respectively, of the Fund.


         Other Matters

                 The Trust's management knows of no business to be brought before the Special Meeting except as described above. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy intend to vote on such matters in accordance with their best judgment. If shareholders want additional information about the matters proposed for action, the Trust's management will be glad to hear from them and to provide further information.


                                    SHAREHOLDERS' PROPOSALS

                 The Trust is not required, and does not intend, to hold meetings of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders wishing to present a proposal for consideration at the next meeting of the Fund's shareholders must submit the proposal in writing, so that the Trust receives it at 101 Huntington Avenue, Boston, Massachusetts 02199 within a reasonable time before the meeting.


           August 11, 1995
           JOHN HANCOCK INDEPENDENCE DIVERSIFIED CORE EQUITY FUND

                                   SCHEDULE I

           Other Investment Companies Managed by the Adviser

                 The Adviser acts as investment adviser to certain investment companies that have investment objectives similar to the Fund's objective of seeking above average total return. These funds and the rates of compensation that they pay to the Adviser are listed below, along with the funds' net assets as of June 1, 1995.

                                          Annual Rate as a                    Net Assets as of
           Investment Company         Percentage of Net Assets                 June 1, 1995
           -----------------------------------------------------------------------------------
           John Hancock Independence   0.50%                                   $    5,897,840
             Diversified Core Equity
             Fund II*

           John Hancock Growth and     0.625%                                  $  240,559,452
             Income Fund

           John Hancock Sovereign      0.60% of first $750,000,000             $1,378,706,479
             Investors Fund            0.55% of next $750,000,000
                                       0.50% of next $1,000,000,000
                                       0.45% of excess over $2,500,000,000

           John Hancock Sovereign      0.60%                                   $  148,782,549
             Balanced Fund
           -----------------------------------------------------------------------------------

           * The Adviser has agreed to an expense limitation with respect to John Hancock Independence Diversified Core Equity Fund II ("Core Equity Fund II"). While this limitation is in effect, it is expected that the management fee of Core Equity Fund II will amount to 0.12% of Core Equity Fund II's average net assets. Unlike the Fund, which will have a $1,000 minimum initial investment and will be marketed to retail investors, Core Equity Fund II has a $250,000 minimum initial investment and is available only to certain institutional investors.


              The Sub-adviser acts as sub-adviser to Core Equity Fund II, an investment company whose investment objective is identical to the Fund's objective of seeking above average total return. As compensation for services rendered to Core Equity Fund II, the Sub-adviser is entitled to a monthly fee from the Adviser, Core Equity Fund II's investment adviser, that is equal on an annual basis to 0.40% of Core Equity Fund II's average daily net assets. However, while the Adviser's expense limitation referred to above is in effect, the Sub-adviser receives only 80% of the Adviser's management fee, such amount being equal to 0.096% of Core Equity Fund II's average daily net assets.